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                                                                    EXHIBIT 99.1

[INVISION TECHNOLOGIES, INC. LETTERHEAD]                            NEWS RELEASE

                                   Investor contact: InVision Technologies, Inc.
                                                     Laura Graves
                                                     Investor Relations
                                                     510-739-2448

                                      Press contact: Brunswick Group
                                                     Stan Neve
                                                     212-333-3810

FOR IMMEDIATE RELEASE


             INVISION TECHNOLOGIES ANNOUNCES INTERNAL INVESTIGATION

     Investigation Could Impact Acquisition of InVision by General Electric

     NEWARK, CA - JULY 30, 2004 - InVision Technologies, Inc. (NASDAQ: INVN) announced that it met yesterday with the Department of Justice and the Securities and Exchange Commission concerning its voluntary disclosure of an internal investigation of certain possible offers of improper payments by distributors in connection with foreign sales activities. InVision has been informed that the Department of Justice and the Securities and Exchange Commission may commence an investigation of InVision with respect to these matters, including with respect to possible violations of the Foreign Corrupt Practices Act. InVision's internal investigation has been conducted in consultation with General Electric (NYSE: GE), which has agreed to acquire InVision in a cash merger. InVision intends to cooperate fully with any governmental investigation of these matters.

     The internal investigation and any related investigation by the Department of Justice and/or the Securities and Exchange Commission may not be completed by October 31, 2004. Completion of the acquisition of InVision by GE remains subject to the closing conditions in the merger agreement, including regulatory approvals. If the acquisition is not completed by October 31, 2004, either InVision or GE may be entitled to terminate the merger agreement.

ABOUT INVISION

     InVision Technologies, Inc. and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is a leading supplier of explosives detection systems to the U.S. government for civil aviation security. InVision is headquartered in Newark, CA. Additional information about the company can be found at www.invision-tech.com.
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INVISION TECHNOLOGIES, INC.                                               PAGE 2


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         This news release contains forward-looking statements, including those regarding the possible impact of the internal investigation on the completion of InVision's planned acquisition by GE. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that the Department of Justice and/or the Securities and Exchange Commission may initiate an investigation; the risk that any investigation by the Department of Justice and/or the Securities and Exchange Commission may take a substantial time to complete, the risk of criminal and civil sanctions; the risk that the completion of the acquisition of InVision by GE may be delayed; the risk that the merger agreement with GE may be terminated; and other risks detailed under the caption "Risk Factors" in InVision's most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Note to Editors: InVision is trademark of InVision Technologies, Inc.

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